EXHIBIT 3.2

CERTIFICATE OF DESIGNATION

OF RIGHTS AND PREFERENCES OF THE

SERIES B PREFERRED STOCK

OF

AVICENA GROUP, INC.

It is hereby certified that:

1. The name of the Company (hereinafter called the “Company”) is AVICENA GROUP, INC., a Delaware corporation. For purposes hereof, references to the Company shall include any successor.

2. The certificate of incorporation of the Company (the “Certificate of Incorporation”) authorizes the issuance of Five Million (5,000,000) shares of preferred stock, $.001 par value per share, One Million Two Hundred and Sixty Thousand (1,260,000) of which have been previously designated as Series A Convertible Preferred Stock, and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a series of Preferred Stock to be designated as “Series B Preferred Stock”:

RESOLVED, that Three Million (3,000,000) of the Three Million Seven Hundred Forty Thousand (3,740,000) authorized but undesignated shares of preferred stock of the Company shall be designated Series B Preferred Stock, $.001 par value per share, and shall possess the rights and preferences set forth below:

Section 1. Certain Definitions. Capitalized terms used and not otherwise defined herein that are defined in that certain Securities Purchase Agreement, of date even herewith, pursuant to which the Preferred Stock was originally issued (the “SECURITIES PURCHASE AGREEMENT” or the “PURCHASE AGREEMENT”), shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“BUSINESS DAY” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“BUYER(S)” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“CLOSING DATE” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Holder’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“CLOSING PRICE,” as of any date, means the last sale price of the Common Stock on the PRINCIPAL MARKET as reported by Bloomberg or, if the PRINCIPAL MARKET is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, Inc., or if no last sale price of such security is available on the PRINCIPAL MARKET for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Company and the Holder.

“COMMON STOCK EQUIVALENTS” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“CONVERTIBLE SECURITIES” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“EFFECTIVE DATE” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission.

“ELIGIBLE MARKET” shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Company and the Holder.

“EXEMPT ISSUANCE” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“FILING DEADLINE” shall have the meaning ascribed to it in the Registration Rights Agreement.

“EQUITY PAYMENT CONDITIONS” shall mean, during each Trading Day of the period in question, (i) the Company shall have duly honored all Conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion, if any, (ii) all Required Cash Payments (as defined in Section 12(a) below) which are then due and payable shall have been paid; (iii) no Events of Default have occurred that have not been cured, (iv) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares, Warrant Shares and other shares issued or issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future or such shares may be resold, without restriction, pursuant to Rule 144(k)), (v) the Common Stock is trading on the Principal Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Principal Market (and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future), (vi) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vii) the Company has not been a party to a Major Transaction, (viii) all of the shares issued or issuable pursuant to the transaction proposed would not violate the Beneficial Ownership Limitation, (ix) the average daily trading volume of the Common Stock for each of the five (5) consecutive Trading Days immediately preceding such Trading Day exceeds $100,000, and (x) no public announcement of a pending or proposed Major Transaction or acquisition transaction has occurred that has not been consummated.

“HOLDERS” shall mean the Holder, and the holders of other Series B Preferred Stock issued pursuant to the Securities Purchase Agreement.

“INDEBTEDNESS” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“ISSUE DATE” shall mean the date of the first issuance of any Series B Preferred Stock regardless of the number of transfers of any particular share of Series B Preferred Stock.

“MARKET PRICE,” as of any date, means the Volume Weighted Average Price (as defined herein) of the Common Stock during the ten (10) consecutive Trading Day period immediately preceding the date in question.

“OPTIONS” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“PARENT ENTITY” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“PERSON” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“PRINCIPAL MARKET” shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Company and the Holder.

“REDEMPTION” shall mean any redemption of the Series B Preferred Stock hereunder, including but not limited to a Redemption Upon Major Transaction, a Company Redemption, a Mandatory Redemption, a Conversion Cap Redemption, a Price Adjustment Redemption and an Automatic Redemption.

“REDEMPTION DATE” shall mean the date of any Redemption of the Series B Preferred Stock hereunder.

“REGISTRATION RIGHTS AGREEMENT” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“REGISTRATION STATEMENT(S)” shall have the meaning ascribed to it in the Registration Rights Agreement.

“REQUIRED HOLDERS” shall mean Holders holding at least X% of the then outstanding shares of Series B Preferred Stock, where “X%” shall equal the greater of (i) the difference of (a) one minus (b) the quotient obtained when 400,000 is divided by the total aggregate number of shares of Series B Preferred Stock that have been issued by the Company, all multiplied by 100, or (ii) 66  2/3%. For example, if 2,000,000 shares of Series B Preferred Sock are issued, the percent in (i) would be:

[ 1– (400,000) ] X 100 = 80%, which is greater than 66 2/3%, so “X” would equal 80%.

       (2,000,000)

“SERIES B OFFERING AMOUNT” shall mean the aggregate Stated Value of Series B Preferred Stock sold pursuant to the Securities Purchase Agreement.

“SHARES” shall mean the shares of Common Stock issuable upon Conversion of the Series B Preferred Stock.

“SUBSCRIPTION AMOUNT” shall mean, as to each Buyer, the amount to be paid for the Series B Preferred Stock purchased pursuant to the Securities Purchase Agreement as specified in Section 10 of the Securities Purchase Agreement, in United States Dollars and in immediately available funds.

“SUBSIDIARIES” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“TRADING DAY” shall mean any day on which the Common Sock is traded for any period on the PRINCIPAL MARKET, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“TRANSACTION DOCUMENTS” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“VARIABLE EQUITY SECURITIES” shall have the meaning ascribed to it in the Securities Purchase Agreement.

The “VOLUME WEIGHTED AVERAGE PRICE” or “VWAP” for any security as of any date means the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Series B Preferred Stock and the Company (“BLOOMBERG”) or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “VOLUME WEIGHTED AVERAGE PRICE” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for each Business Day during the period. If the volume weighted average price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Series B Preferred Stock being converted for which the calculation of the volume weighted average price is required in order to determine the Conversion Price of such Series B Preferred Stock.

Section 2. Designation and Amount. Three Million (3,000,000) shares of the Company’s authorized but undesignated preferred stock shall be designated as Series B Preferred Stock (the “SERIES B PREFERRED STOCK” or the “PREFERRED STOCK”), par value $.001 per share, subject to reduction pursuant to Section 4(v) of the Securities Purchase Agreement. The Series B Preferred Stock shall have a stated value of Five Dollars ($5.00) per share (the “ORIGINAL SERIES B ISSUE PRICE” or the “Stated Value”), subject to increase, at the option of the Holder, in the manner set forth in the third paragraph of Section 4(a) below.

Section 3. Rank. The Series B Preferred Stock shall rank: (i) pari passu to the Company’s Series A Preferred Stock and pari passu to any preferred stock issued in Preferred Stock Lock-Up Exceptions (as defined in the Securities Purchase Agreement)(“PARITY SECURITIES”), (ii) prior and senior to all of the Company’s Common Stock, $.001 par value per share (“COMMON STOCK”); and (iii) prior and senior to any other class or series of capital stock, including but not limited to any preferred stock, of the Company hereafter created (collectively, with the Common Stock, “JUNIOR SECURITIES”); in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as “DISTRIBUTIONS”).

Section 4. Dividends.

(a) Dividends in Cash or in Kind. Holders shall be entitled to receive and the Company shall pay, cumulative dividends (“DIVIDENDS”) at the rate per share (as a percentage of the Stated Value per share) of ten (10)% per annum payable (i) semi-annually, in arrears, on each April 1 and October 1, beginning on October 1, 2007, (ii) on each Conversion Date (as defined in Section 7(d)(ii))(as to that principal amount then being converted), (iii) on each Redemption Date (as defined in Section 1), and (iv) on the Automatic Redemption Date (as defined in Section 14(b)) (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each, a “DIVIDEND PAYMENT DATE”).

The form of dividend payments to each Holder shall be made by the Company, in cash, unless otherwise provided herein. The Company’s Board of Directors will, as of the date of each Closing of Series B Preferred Stock, set apart ten percent (10%) of the Stated Value of all Series B Preferred Stock issued by the Company in such Closing, to be used toward the payment of dividends hereunder. By the Business Day immediately preceding the Closing Date, the Company shall have notified the Holders in writing whether or not it may lawfully pay cash dividends. If at anytime the Company is unable to make a payment of Dividends because it is legally unable to do so, the due and unpaid Dividends shall, at the option of the Holder, added to the Stated Value of the Preferred Stock as accretion. The Company shall promptly notify the Holders at any time the Company shall become able or unable, as the case may be, to lawfully pay cash dividends. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Any dividends, whether paid in cash or shares, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum (or the maximum rate allowed under applicable law, whichever is less) (such fees to accrue daily, compounded monthly, from the due date thereof until the same is paid (collectively referred to as “DEFAULT INTEREST”).

Except as otherwise expressly provided herein, the Preferred Stock may not be prepaid by the Company. All payments due hereunder (to the extent not converted into Common Stock, par value $0.001 per share, of the Company (the “COMMON STOCK”) in accordance with the terms hereof) shall be made in lawful money of the United States of America provided that, to the extent that any accrued Dividend has not been paid when due, at the option of the Holder, in whole or in part, such accrued and unpaid Dividend may, upon written notice to the Company, be added to the Stated Value of the Preferred Stock and, at such time, cease being an accrued and unpaid Dividend, in which event Dividends shall accrue thereon in accordance with the terms of this Certificate of Designation of Rights and Preferences of Series B Preferred Stock of Avicena Group, Inc. (the “Certificate of Designation”) and such additional Stated Value shall be convertible into Common Stock in accordance with the terms of this Certificate of Designation. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Certificate of Designation. Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Certificate of Designation, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, of date even herewith, pursuant to which the Preferred Stock was originally issued (the “SECURITIES PURCHASE AGREEMENT” or the “PURCHASE AGREEMENT”).

(b) [Intentionally Left Blank].

Section 5. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights.

Section 6. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full, pari passu with the Company’s Series A Preferred Stock based upon the liquidation preferences of each such series. A Major Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

Section 7. Conversion.

(a) Conversion Right.

(i) Conversion Timing and Amount. Subject to the limitations on Conversion contained herein, the record Holder of the Series B Preferred Stock shall have the right (a “CONVERSION RIGHT”) from time to time, and at any time on or after the Issue Date hereof to convert any of all of the outstanding Series B Preferred Stock (plus any accrued and unpaid Dividends, Failure Payments (as defined in Section 11(b)), Default Interest and other Required Cash Payments) into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 7(b) below, subject to adjustment as provided herein) determined as provided herein (a “CONVERSION”). The Conversion Rights set forth in this Section 7 shall remain in full force and effect immediately from the Issue Date until the Series B Preferred Stock is paid in full regardless of the occurrence of an Event of Default.

(ii) Limitation On Conversion. Notwithstanding the above, in no event shall the Holder be entitled to convert any shares of Series B Preferred Stock in excess of the number of shares of Series B Preferred Stock upon Conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted shares of Series B Preferred Stock, the unexercised Warrants or the unexercised or unconverted portion of any other security of the Company subject to a limitation on Conversion or exercise analogous to the limitations contained herein)(the “BENEFICIALLY OWNED SHARES”) and (2) the number of shares of Common Stock issuable upon the Conversion of the shares of Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% (the “MAXIMUM PERCENTAGE”) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series B Preferred Stock held by the Holder (the “BENEFICIAL OWNERSHIP LIMITATION”). For purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso in the immediately preceding sentence, and PROVIDED THAT the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder, if requested by the Company, that the issuance of the shares in such Notice of Conversion will not violate the Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “OFFER”) or in the event that Default Shares are being issued to the Holder pursuant to Section 13 hereof, then the Maximum Percentage shall be automatically increased immediately after such Offer to read “9.99%” each place that “4.99%” occurs in the first paragraph of this Section 7(a)(ii) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer. The Beneficial Ownership Limitation provisions of this Section 7(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock held by the Holder and the provisions of this Section 9(c) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder of Series B Preferred Stock. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(a)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(iii) Maximum Exercise of Rights. In the event the Holder notifies the Company that the exercise of the rights described in this Section 7 or the issuance of Interim Conversion Shares (as defined in Section 8(e)(iii) hereof), Payment Shares (as defined in the Securities Purchase Agreement) or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “ISSUABLE SHARES”) would result in the issuance of an amount of Common Stock that would exceed the maximum amount that may be issued to a Holder calculated in the manner described in Section 7(a)(ii) of this Agreement, then the issuance of such additional shares of Common Stock to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount set forth calculated in the manner described in Section 7(a)(ii) of this Agreement. The determination of when such Common Stock may be issued without violating the Beneficial Ownership Limitations shall be made by each Holder as to only such Holder.

(iv) Calculation of Conversion Amount. The number of shares of Common Stock to be issued upon each Conversion of the Series B Preferred Stock shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term “CONVERSION AMOUNT” means, with respect to any Conversion of the Series B Preferred Stock, the sum of (1) the Stated Value of the Series B Preferred Stock to be converted in such Conversion, PLUS (2) all accrued and unpaid Dividends thereon for the period beginning on the Issue Date and ending on the Conversion Date (as defined in Section 7(d) hereof), PLUS (3) at the Holder’s option, any Failure Payments, Default Interest or other Required Cash Payment owed to the Holder.

(b) Conversion Price.

(i) Initial Conversion Price. The “CONVERSION PRICE” shall initially equal $5.00 (the “INITIAL CONVERSION PRICE”) (subject to resets and adjustments pursuant to the terms of the Certificate of Designation and subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any Subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

(ii) Dispute Resolution. In the case of a dispute as to the determination of the Closing Price or the Volume Weighted Average Price or the arithmetic calculation of the Conversion Price, Failure Payment Amount, Required Cash Payment amount, interest or Dividend calculation, or any redemption price, redemption amount, Default Amount or similar calculation, or determination of whether Milestone Goals have been met, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice, any redemption notice, Default Notice, Milestone Date or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Closing Price or the Volume Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, or (b) the disputed arithmetic calculation of the Conversion Price or any redemption price, redemption amount or Default Amount to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(c) Reservation of Shares.

(i) Increase and Maintenance of Authorized and Reserved Amount. The Company represents that the aggregate number of its authorized shares of Common Stock is 100,000,000 shares and covenants that it will initially reserve (the “INITIAL SHARE RESERVATION”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 150% of the initial aggregate Stated Value of the Holder’s Series B Preferred Stock, divided by the Conversion Price in effect on the Issue Date of the Series B Preferred Stock, free from preemptive rights, to provide for the issuance of Common Stock upon the Conversion of the Series B Preferred Stock. Company further covenants that, beginning on the Issue Date hereof, and continuing until all of the Series B Preferred Stock have been converted, redeemed or otherwise satisfied in accordance with the terms of the Certificate of Designation, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares (the “RESERVED AMOUNT”), free from preemptive rights, to provide for the issuance of Common Stock upon the full Conversion of the Series B Preferred Stock. The Reserved Amount shall be increased from time to time in accordance with the Company’s obligations pursuant to Section 4(h) of the Securities Purchase Agreement. The Company represents that upon issuance, such Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Series B Preferred Stock shall be convertible at the then applicable Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for Conversion of the outstanding shares of Series B Preferred Stock.

(ii) Conversion Failure. If, at any time a Holder of the Series B Preferred Stock submits a Notice of Conversion, and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such Conversion in accordance with the provisions of this Section 7 (a “CONVERSION

FAILURE”), the Company shall issue to the Holder all of the shares of Common Stock which are then available to effect such Conversion. The shares of Series B Preferred Stock which the Holder included in its Notice of Conversion and which exceeds the amount which is then convertible into available shares of Common Stock (the “EXCESS AMOUNT”) shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder’s option at any time after) the date additional shares of Common Stock are authorized and duly reserved for issuance by the Company to permit such Conversion.

The Company shall use its best efforts to authorize and reserve a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized, reserved and unissued shares to allow full Conversion of the outstanding amount of the Series B Preferred Stock, based upon the Holder’s Pro Rata Reserved Amount (as defined below) and (ii) a Conversion Failure. The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of the Holder’s accrued Failure Payments.

The Reserved Amount shall be allocated pro rata among the Holders of Series B Preferred Stock based on the original Stated Value of the Series B Preferred Stock initially issued to each Holder divided by the aggregate Stated Value of all Series B Preferred Stock issued to all Buyers in the Offering (where the “OFFERING” shall mean the offering of Series B Preferred Stock pursuant to the Securities Purchase Agreement)(the “PRO RATA RESERVED AMOUNT”). In the event a holder shall sell or otherwise transfer such Holder’s Series B Preferred Stock, each transferee shall immediately be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount which remains allocated to any Person or entity which does not hold any Series B Preferred Stock shall be allocated to the remaining holders of Series B Preferred Stock, pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

(d) Method of Conversion.

(i) Mechanics of Conversion. Subject to Section 7(a) and the other provisions of this Certificate of Designation, the Series B Preferred Stock may be converted into Common Stock by the Holder in whole or in part at any time and from time to time after the Issue Date, by (A) submitting to the Company a duly executed notice of Conversion in the form attached hereto as Exhibit A (“NOTICE OF CONVERSION”) by facsimile dispatched prior to Midnight, New York City time (the “CONVERSION NOTICE DEADLINE”) on the date specified therein as the Conversion Date (as defined herein) (or by other means resulting in written notice to the Company on the date specified therein as the Conversion Date) to the office of the Company; which notice shall specify the Stated Value of the Series B Preferred Stock to be converted (plus the dollar amount of any accrued but unpaid Failure Payments, Default Interest or other Required Cash Payments that the Holder elects to convert into Common Stock), the applicable Conversion Price, and the number of shares of Common Stock issuable upon such Conversion; and (B) within two business days thereafter, surrendering to a common courier for delivery to the principal office of the Company or the office of the Transfer Agent, the original certificates representing the Series B Preferred Stock being converted (the “PREFERRED STOCK CERTIFICATES”), duly endorsed for transfer provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Company or its Transfer Agent as provided above, or the Holder notifies the Company or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (vii) below).

(ii) Conversion Date. The “CONVERSION DATE” shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Company or its transfer agent (“TRANSFER AGENT”) before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the date that the Notice of Conversion (or a facsimile thereof) is first received by the Company or its Transfer Agent. The Person or Persons entitled to receive the shares of Common Stock issuable upon Conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date.

(iii) Delivery of Common Stock Upon Conversion. Upon submission of a Notice of Conversion, the Company shall, within three (3) Business Days after the Conversion Date (the “DELIVERY PERIOD”), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Securities Purchase Agreement to or upon the order of the Holder that number of shares of Common Stock (“CONVERSION SHARES”) for the shares of Series B Preferred Stock (plus the dollar amount of any accrued but unpaid Dividends, Failure Payments, Default Interest or other Required Cash Payments that the Holder elects to convert into Common Stock) converted as shall be determined in accordance herewith. Upon the Conversion of the Series B Preferred Stock, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company’s Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other Persons as designated by Holder and in such denominations to be specified at Conversion representing the number of shares of Common Stock issuable upon such Conversion. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent of the Common Stock and that the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares or are otherwise exempt from registration.

(iv) Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Conversion Shares by the end of the Delivery Period, or fails to effect delivery of Default Shares by the Default Share Delivery Deadline (as defined in Section 13(a) hereof) (each, a “DELIVERY FAILURE”), the Holder, at its option, will be entitled to revoke all or part of the relevant Notice of Conversion (a “CONVERSION REVOCATION”) or rescind all or part of the notice of Mandatory Redemption (a “REDEMPTION REVOCATION”), as applicable, by delivery of a notice to such effect to the Company whereupon the Holder shall regain the rights of a Holder of Series B Preferred Stock with respect to such unconverted portions of the Series B Preferred Stock and the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described herein shall be payable through the date notice of revocation or rescission is given to the Company.

(v) Obligation of Company to Deliver Common Stock. Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such Conversion, and, except as otherwise provided in this Certificate of Designation, unless the Company defaults on its obligations hereunder, all rights with respect to the shares of Series B Preferred Stock being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such Conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such Conversion. The provisions of this subsection are subject to the provisions of Section 7(d)(iv) hereof.

(vi) No Fractional Shares. If any Conversion of the Series B Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of the Series B Preferred Stock shall be the next higher number of shares.

(vii) Lost or Stolen Preferred Stock Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a Preferred Stock Certificate, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender and cancellation of the Preferred Stock Certificate, if mutilated, the Company shall execute and deliver a new Preferred Stock Certificate of like tenor and date.

(e) Legends. The Holder understands that the Preferred Stock Certificates and, until such time as Conversion Shares and any other Issued Common Shares (as defined in the Securities Purchase Agreement) have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and any other Issued Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably satisfactory to counsel to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act.”

(i) Removal of Legends. The Company will issue and deliver the Conversion Shares without restrictive legends (including the legend set forth above in this Section 7(e)), and will remove any restrictive legends on any Conversion Shares that contain restrictive legends (including the legend set forth above in this Section 7(e)), in each case when and as required under Section 6(a) of the Securities Purchase Agreement. The Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(ii) DTC Delivery. In lieu of delivering physical certificates representing the unlegended shares of Common Stock (the “UNLEGENDED SHARES”), provided the Holder’s Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, so long as the certificates therefor do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its Transfer Agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery and penalties described herein shall likewise apply to the electronic transmittals described herein.

(f) Status as Stockholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or in the Transaction Documents or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of the Certificate of Designation, including but not limited to the remedies provided in Section 7(d)(iv), Section 6 and Section 13 hereof.

Notwithstanding the foregoing, if a Holder initiates a Conversion Revocation or a Redemption Revocation pursuant to Section 7(d)(iv) hereof, the Holder shall regain the rights of a Holder of the Series B Preferred Stock with respect to such unconverted shares of Series B Preferred Stock as specified in Section 7(d)(iv) and the Company shall, as soon as practicable, return such unconverted Preferred Stock Certificates to the Holder. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive Failure Payments pursuant to Section 6 to the extent required thereby for such Event of Failure and any subsequent Event of Failure and the right to receive the Default Amount pursuant to Section 13 to the extent required thereby) for the Company’s failure to convert the Series B Preferred Stock.

Section 8. Effect of Certain Events.

(a) Rights Upon Major Transaction.

(i) Major Transaction. In the event that a Major Transaction (as defined below) occurs, the Holder, at its option, may require the Company to redeem the Holder’s outstanding Series B Preferred Stock in accordance with Section 8(a)(iii) below. Otherwise, a Major Transaction shall be treated as an Assumption (as defined below) in accordance with Section 8(a)(ii) below. Each of the following events shall constitute a “MAJOR TRANSACTION”:

(A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of the Company or (2) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity (collectively, a “CHANGE OF CONTROL TRANSACTION”);

(B) the sale or transfer of all or substantially all of the Company’s assets (an “ASSET SALE”);

(C) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock, such that following such purchase, tender or exchange offer a Change of Control Transaction shall have occurred (a “TENDER OFFER”); or

(D) an issuance or series of issuances by the Company after the date of this Certificate of Designation, without the approval of the Required Holders, of an aggregate number of shares of Common Stock (excluding shares of Common Stock that are issued in an underwritten public offering by a nationally recognized underwriter) in excess of 25% of the Company’s outstanding Common Stock as of the date hereof (regardless of whether or not such issuances are defined as “Lock-Up Exceptions” under the Securities Purchase Agreement)(a “25% AGGREGATE ISSUANCE”).

(ii) Assumption. The Company shall not enter into or be party to a Major Transaction unless (i) any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Major Transaction (in each case, an “SUCCESSOR ENTITY”), assumes (an “ASSUMPTION”) in writing all of the obligations of the Company under the Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 8(a)(ii) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Major Transaction, including agreements to deliver to each holder of Series B Preferred Stock in exchange for such Series B Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Certificate of Designation, including, without limitation, having a Stated Value and Dividend rate equal to the Stated Values and the Dividend rates of the Series B Preferred Stock held by such holder, having similar conversion rights as the Series B Preferred Stock (including but not limited to a similar Conversion Price and similar Conversion Price adjustment provisions) and having similar ranking to the Series B Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Major Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Major Transaction, the provisions of the Certificate of Designation referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Certificate of Designation with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Major Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of the Series B Preferred Stock at any time after the consummation of the Major Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series B Preferred Stock prior to such Major Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designation. The provisions of this Section shall apply similarly and equally to successive Major Transactions and shall be applied without regard to any limitations on the conversion of the Series B Preferred Stock. The requirements of this Section 8(a)(ii) are referred to herein as the “ASSUMPTION REQUIREMENTS.”

(iii) Notice; Major Transaction Redemption Right. At least thirty (30) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “MAJOR TRANSACTION NOTICE”). At any time during the period beginning after the Holder’s receipt of a Major Transaction Notice and ending on the fifth (5th) Trading Day immediately prior to the consummation of such Major Transaction, the Holder may (to the extent allowed under

Section 8(a)(i) above) require the Company to redeem (a “REDEMPTION UPON MAJOR TRANSACTION”) all or any portion of its Series B Preferred Stock by delivering written notice thereof (“MAJOR TRANSACTION REDEMPTION NOTICE”) to the Company, which Major Transaction Redemption Notice shall indicate the portion of the Stated Value (the “REDEMPTION STATED VALUE”) of the Series B Preferred Stock that the Holder is electing to be redeemed. The shares of Series B Preferred Stock subject to redemption pursuant to this Section 8(a)(iii) shall be redeemed by the Company in cash at a price equal to the greater of:

(A) the product of (1) the sum of the Redemption Stated Value being redeemed and any accrued and unpaid Dividends with respect to such Redemption Stated Value and accrued and unpaid Late Fees with respect to such Redemption Stated Value and Dividends, and any accrued and unpaid Failure Payments, Default Interest and other Required Cash Payments (such amounts in addition to the Redemption Stated Value are referred to herein as the “SUPPLEMENTARY AMOUNTS”), and (2) the quotient determined by dividing (x) the greater of (I) the Closing Price of the Common Stock immediately following the public announcement of such proposed Major Transaction and (II) the Closing Price on the date that the Major Transaction Redemption Price is paid to the Holder, by (y) the Conversion Price,

and

(B) the sum of the Redemption Stated Value being redeemed plus the Supplementary Amounts (the greater of (A) and (B) immediately above is referred to as the “MAJOR TRANSACTION REDEMPTION PRICE”).

(iv) Escrow; Payment of Major Transaction Redemption Price. Following the receipt of a Major Transaction Redemption Notice from the Holder, the Company shall not effect a Major Transaction unless it shall first place into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing date of the Major Transaction (the “Major Transaction Escrow Deadline”), an amount equal to the Major Transaction Redemption Price. Concurrently upon closing of any Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Redemption Price to the Holder, which payment shall constitute a Redemption Upon Major Transaction of the Series B Preferred Stock.

(v) Injunction. Following the receipt of a Major Transaction Redemption Notice from the Holder, in the event that the Company attempts to consummate a Major Transaction without placing the Major Transaction Redemption Price in escrow in accordance with subsection (iv) above or without payment of the Major Transaction Redemption Price to the Holder upon consummation of such Major Transaction, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.

Redemptions required by this Section 8 shall be made in accordance with the provisions of Section 15 and shall have priority to payments to stockholders in connection with a Major Transaction. To the extent redemptions required by this Section 8(a)(iii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series B Preferred Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 8, until the Major Transaction Redemption Price (together with any Supplementary Amounts thereon) is paid in full, the Redemption Stated Value submitted for redemption under this Section and the Supplementary Amounts may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Major Transaction, into shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 8(a). The parties hereto agree that in the event of the Company’s redemption of any portion of the Series B Preferred Stock under this Section 8(a)(iii), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8(a)(iii) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(b) Participation. The Holder, as the holder of the Series B Preferred Stock, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had completely converted the Series B Preferred Stock into Common Stock (without regard to any limitations on Conversion herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(c) Voting Rights. The Holder shall obtain common stockholder voting rights with respect to the number of shares of Common Stock held by the Holder plus the number of shares of Common Stock issuable pursuant to Conversions of the Series B Preferred Stock at any given time (subject to the Beneficial Ownership Limitations).

(d) Rights Upon Issuance of Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “PURCHASE RIGHTS”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Common Shares acquirable upon complete Conversion of the Series B Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the

Series B Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

(e) Additional Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as provided in this Section 8(e). It is expressly agreed and understood that Exempt Issuances are exempt from adjustments pursuant to this Section 8(e), but that Lock-Up Exceptions (as defined in the Securities Purchase Agreement) shall not be exempt from adjustments pursuant to this Section 8(e).

(i) Adjustment of Conversion Price upon Issuance of Common Stock, Options, Convertible Securities, Etc. (MFN Adjustment). If at any time after the Closing Date, the Company issues or sells, or in accordance with this Section 8(e) is deemed to have issued or sold, any shares of Common Stock (including but not limited to shares of Common Stock deemed to have been issued upon the issuance of Common Stock Equivalents or upon a change to the conversion or exercise price thereof, and including but not limited to the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in respect of an Exempt Issuance), for a consideration per share (the “NEW ISSUANCE PRICE”) less than a price (the “APPLICABLE PRICE”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “DILUTIVE ISSUANCE”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 8(e)(i), the following shall be applicable:

(A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(e)(i)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

(B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(e)(i)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

(C) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 8(e)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

(D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible

Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “VALUATION EVENT”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(F) Other Events. If any event occurs of the type contemplated by the provisions of this Section 8(e) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under the Certificate of Designation; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 8(e).

(ii) Subsequent Rights Offerings. If the Company, at any time prior to the date that all of the Series B Preferred Stock has been converted, redeemed or otherwise satisfied in accordance with the terms of the Certificate of Designation, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “BASE RIGHTS OFFERING PRICE”) that is lower than the VWAP on the record date referenced below, then the Conversion Price then in effect shall be reduced to the Base Rights Offering Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

(iii) Milestone Adjustments. The Company has provided to the Holder a list of milestone events that are evidenced on SCHEDULE 8(e)(iii) attached hereto (the “MILESTONE GOALS”). If the Company shall have failed (each a “MILESTONE FAILURE”) to meet or exceed such Milestone Goals for the one (1) year period (the “MILESTONE PERIOD”) ending on June 30, 2008 (the “MILESTONE DATE”), (as reported in the Company’s Form 10-Q or Form 10-QSB for the fiscal quarter ending June 30, 2008, then the Conversion Price shall be reduced (but not increased)(each, a “MILESTONE ADJUSTMENT”) to equal the lesser of (a) the Conversion Price then in effect or (b) the lower of the Market Price as determined on the Milestone Date or the Market Price as determined on the date (each, a “MILESTONE ADJUSMENT DATE”) that is five (5) Trading Days after the date that the Company files its Form 10-Q or Form 10-QSB for the period ending June 30, 2008 with the Commission (the “MILESTONE ADJUSTMENT PRICE”).

Such adjustment shall be effective as of the first day following the Milestone Date (i.e., if the Milestone Goals are not met for the Milestone Period ending June 30, 2008, the reduction is effective immediately on July 1, 2008). As to any Conversions by the Holder that occurred following the end of a Milestone Period but prior to the date the Company’s periodic report was filed (“INTERIM PERIOD”), the Company shall retroactively send the Holder additional Conversion Shares (“INTERIM CONVERSION SHARES”) within 3 Trading Days of the date of the applicable filing if an adjustment is required hereunder (provided that to the extent any such shares would cause the Beneficial Ownership Limitation to be exceeded, such excess shares shall not be issued and delivered until such time as such shares may be so issued without exceeding the Beneficial Ownership Limitation). The number of additional Conversion Shares issued shall be equal to the number of Conversion Shares receivable from such Conversions based on the adjusted Conversion Price less any Conversion Shares previously received on account of such Conversions. Any subsequent restatements of the Company’s financials shall require similar retroactive issuances if the aforementioned events are subsequently deemed to have occurred. The Company shall provide written notice to the Holder no later than one (1) Business Day following the Company’s filing of the applicable periodic report with the Commission, indicating therein the new Conversion Price and the revenue for the applicable quarter. In the event that there is an adjustment to the Conversion Price pursuant to any other provision under this Certificate of Designation during the Interim Period, the Conversion Price shall be the lower of (i) the Conversion Price as adjusted pursuant to the other provisions of this Certificate of Designation and (ii) the new Conversion Price as determined hereunder. Notwithstanding anything herein to the contrary, (i) the provision shall only have the effect of reducing the Conversion Price and (ii) each adjustment shall be permanent notwithstanding future Revenue or the achievement of any other milestones and cumulative with any other adjustments hereunder.

(iv) Adjustments to Conversion Price During Major Announcements. Notwithstanding anything contained in this Certificate of Designation to the contrary, in the event the Company makes any public announcement (the date of such announcement is hereinafter referred to as the “Announcement Date”) anytime during the period beginning five (5) Business Days before any Milestone Adjustment Date and ending five (5) Business Days after such Milestone Adjustment Date (the “Protected Period”), then the “Milestone Adjustment Price” for such Milestone Adjustment shall equal the lesser of (X) the Milestone Adjustment Price as determined pursuant to Section 8(e)(iii) above, (Y) the Market Price as determined on the Trading Day immediately preceding the Announcement Date and (Z) the Market Price as determined on the date that is ten (10) Trading Days after the Announcement Date.

(v) Pro Rata Distributions. If the Company, at any time prior to the date that all of the Series B Preferred Stock has been converted, redeemed or otherwise satisfied in accordance with their terms, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 10(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(vii) Notice of Dilutive Issuances, Milestones and Adjustments. The Company shall notify the Holder in writing, no later than one (1) Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 8(e), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “DILUTIVE ISSUANCE NOTICE”). The Company shall notify the Holder in writing, no later than one (1) Business Day following any Milestone Adjustment Date, indicating therein the applicable Milestone Adjustment Price (such notice, a “MILESTONE ADJUSTMENT NOTICE”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice or a Milestone Adjustment Notice pursuant to this Section 8(e), upon the occurrence of any Dilutive Issuance or Milestone Adjustment, the Holder is entitled to receive a number of Conversion Shares based upon the Conversion Price (as adjusted) on or after the date of such Dilutive Issuance or Milestone

Adjustment, as applicable, regardless of whether the Holder accurately refers to the Conversion Price (as adjusted) in the Notice of Conversion. Whenever the Conversion Price is adjusted pursuant to this Section 8 or otherwise, the Company shall promptly mail to the Holder a notice (a “CONVERSION PRICE ADJUSTMENT NOTICE”) setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. For purposes of clarification, whether or not the Company provides a Conversion Price Adjustment Notice pursuant to this Section 8(e), upon the occurrence of any event that leads to an adjustment of the Conversion Price, the Holders are entitled to receive a number of Conversion Shares based upon the new Conversion Price, as adjusted, for Conversions occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

Section 9. Company’s Right to Redeem. Anytime after the Effective Date, if the Equity Payment Conditions have all been met for each of the prior three (3) Trading Days, then the Company may provide to the Holders a twenty (20) Trading Day advance notice (an “ADVANCE COMPANY REDEMPTION NOTICE”) stating that the Company has elected to Redeem all or any portion of the outstanding Series B Preferred Stock on the date that is twenty (20) Trading Days after the date of such notice (the “TARGET REDEMPTION DATE”), and certifying that the Company has set aside available cash in the amount of the aggregate projected Company Redemption Amount (as defined below) for use in effecting the redemption. If the Equity Payment Conditions are met during each Trading Day of the twenty (20) consecutive Trading Day period immediately preceding the Target Redemption Date (the “THRESHOLD PERIOD”), then the Company shall, within five (5) Trading Days after such Threshold Period (the “REDEMPTION AMOUNT DUE DATE”), deliver the Company Redemption Amount (as defined below) to each Holder (a “COMPANY REDEMPTION”). If any one or more of the Equity Payment Conditions are not met on any Trading Day during the Threshold Period, then the Company shall not be entitled to redeem the portion of the Series B Preferred Stock described in the Advance Company Redemption Notice. Any Company Redemption shall be applied ratably to all of the Holders in proportion to each Holder’s initial purchase of its Series B Preferred Stock under the Securities Purchase Agreement, provided that any voluntary Conversions by a Holder during the Threshold Period shall be applied against such Holder’s pro-rata allocation thereby decreasing the aggregate amount forcibly redeemed hereunder. The Holder, at its option, may continue to convert all or any portion of its Series B Preferred Stock (including but not limited to the portion that is the subject of the Company Redemption) in accordance with the terms hereof after the receipt of an Advance Company Redemption Notice until the Holder receives payment of the Company Redemption Amount, and the amount of the Series B Preferred Stock to be redeemed shall not exceed the amount which remains outstanding as of the date of Payment of the Company Redemption Amount. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any shares of Preferred Stock converted during the period from the date of the Advance Company Redemption Notice until the date the Company Redemption Amount (as defined below) is paid in full shall be considered to have been one of the Preferred Shares that was subject to such Optional Redemption, and the number of shares of Preferred Stock converted during such period shall be deducted from the number of Preferred Shares that are subject to such Company Redemption. Once the Company delivers an Advance Company Redemption Notice, the Company may not deliver another such notice for at least thirty (30) Trading Days.

If the Equity Payment Conditions have been met for each Trading Day of the Threshold Period, the “COMPANY REDEMPTION AMOUNT” shall equal the Company Redemption Premium (as defined below) multiplied by the outstanding Stated Value of the Series B Preferred Stock being redeemed, plus all accrued and unpaid Dividends, Default Interest, Failure Payments or other Required Cash Payments. For purposes hereof, the “COMPANY REDEMPTION PREMIUM” shall mean (i) 125% during the period from the Issue Date of the Series B Preferred through the one-year anniversary of the Issue Date, (ii) 115% during the period from the Trading Day immediately following the one-year anniversary of the Issue Date through the two-year anniversary of the Issue Date and (iii) 110% anytime after the Trading Day immediately following the two-year anniversary of the Issue Date. Notwithstanding the above, if the Market Price of the Common Stock exceeds 200% of the Initial Conversion Price for the Series B Preferred Stock during each Trading Day of the applicable Threshold Period, the “COMPANY REDEMPTION PREMIUM” shall mean 110%.

If the Equity Payment Conditions have not been met for each Trading Day of the Threshold Period, the “COMPANY REDEMPTION AMOUNT” shall equal the greater of (i) the Company Redemption Premium (as defined above) multiplied by the outstanding Stated Value of the Series B Preferred Stock being redeemed, plus all accrued and unpaid Dividends, Default Interest, Failure Payments or other Required Cash Payments, or (ii) the Redemption Conversion Value (as defined below).

For purposes hereof, the “REDEMPTION CONVERSION VALUE” means (a) the Total Value (as defined below) being redeemed, divided by the Conversion Price in effect on the date that the Company pays the Company Redemption Amount, MULTIPLIED BY, (b) the greater of (i) the Closing Price (as defined herein) for the Common Stock on the Redemption Amount Due Date or (ii) the Closing Price on the Trading Day immediately preceding the date that the Company pays the Company Redemption Amount. For purposes hereof, “TOTAL VALUE” shall mean the outstanding Stated Value of the Series B Preferred Stock being redeemed, plus all accrued and unpaid Dividends, Default Interest, Failure Payments or other Required Cash Payments (collectively, the “TOTAL VALUE”).

A Company Redemption of the Series B Preferred Stock shall not have any effect on the Holder’s Warrants, or on the Exercise Price of the Holder’s Warrants (as such price may have been, or may in the future be, adjusted pursuant to its terms by virtue of Milestone Events, Dilutive Issuances, or other events). Notwithstanding any Company Redemption of the Series B Preferred Stock, the Holder shall retain all of the outstanding Warrants which it received upon Closing.

Section 10. Certain Covenants; Misc.

(a) Distributions on Capital Stock. So long as Preferred Stock having an aggregate Stated Value of at least one million dollars ($1,000,000) shall remain outstanding, the Company shall not, without the Required Holders’ written consent, (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock, dividends on shares of Series A Preferred Stock and dividends on other series of preferred stock in accordance with Section 4(b), or (ii) directly or indirectly or through any Subsidiary of the Company make any other payment or distribution in respect of its capital stock totaling in excess of 10% of the Series B Offering Amount, in the aggregate.

(b) Restriction on Stock Repurchases. So long as Preferred Stock having an aggregate Stated Value of at least one million dollars ($1,000,000) shall remain outstanding, without the Required Holders’ written consent, the Company shall not, and shall not offer to, redeem, repurchase, repay or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares (other than as Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents) totaling in excess of 10% of the Series B Offering Amount, in the aggregate; provided, further, that the Company shall not redeem the outstanding shares of Series A Preferred Stock or any other series of preferred stock issued hereafter (the “SUBSEQUENT PREFERRED STOCK”) in accordance with their respective terms, without the consent of each Holder, unless it has first completed, or simultaneously completes, a Company Redemption of that Holder’s Series B Preferred Stock (the “SUBSEQUENT PREFERRED REDEMPTION REQUIREMENTS”).

(c) Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Certificate of Designation, and will at all times in good faith carry out all of the provisions of the Certificate of Designation and take all action as may be required to protect the rights of the Holder of the Series B Preferred Stock.

(d) [Intentionally Left Blank].

(e) Negative Covenants. So long as Preferred Stock having an aggregate Stated Value of at least one million dollars ($1,000,000) shall remain outstanding, without the prior written consent of the Required Holders, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i) other than issuances to the Holders as contemplated by the Transaction Documents, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; other than any existing indebtedness;

(ii) enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “LIENS”) of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(iii) amend its charter documents, including, without limitation, the certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(iv)[Intentionally Left Blank].

(v) other than those required under the terms of the Certificate of Designation, pay cash dividends or distributions on any equity securities of the Company;

(vi) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission; or

(vii) enter into any agreement with respect to any of the foregoing.

(f) Limitations on Senior Management Securities. So long as Preferred Stock having an aggregate Stated Value of at least one million dollars ($1,000,000) shall remain outstanding, , the Company shall not permit any Insiders (as defined in the Securities Purchase Agreement) to sell or transfer, directly or indirectly, any Common Stock, Option, Convertible Security or any other instrument convertible into or exercisable or exchangeable for Common Stock, or to convert or exercise any such convertible or exercisable instrument (except as may be issued pursuant to the terms of the Company’s approved stock option plan) beneficially owned by such Person, unless otherwise allowed under the Limited Standstill Agreements (as defined in the Securities Purchase Agreement)(the “SENIOR MANAGEMENT LIMITATION”).

(g) Restricted Payments. So long as Preferred Stock having an aggregate Stated Value of at least one million dollars ($1,000,000) shall remain outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, without the written consent of the Required Holders, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any existing Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due, an Event of Default has occurred and is continuing.

(h) Construction; Headings. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Certificate of Designation are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designation.

Section 11. Events of Failure.

(a) Definitions.

Each of the following shall be considered to be an “EVENT OF FAILURE”:

(i) A Conversion Failure as defined in Section 7(c)(ii) hereof;

(ii) A Registration Failure as defined in Section 12(c) hereof;

(iii) A Delisting Event as defined in Section 12(i) hereof;

(iv) A Share Authorization Failure as defined in Section 12(k) hereof;

(v) A Stop Trade Failure as defined in Section 12(l) hereof;

(vi) A Delivery Failure pursuant to Section 7(d)(iv) hereof or a failure by the Company to timely deliver Common Stock to the Holder pursuant to and in the form required by this Certificate of Designation, the Securities Purchase Agreement or the Warrant, or, if requested by Holder, a replacement Preferred Stock Certificate;

(vii) A Cross Default as defined in Section 12(n) hereof;

(viii) A Legend Removal Failure as defined in Section 12(p); or

(ix) Breach of any provision of Section 4(e) of the Securities Purchase Agreement.

(x) A Payment Failure as defined in Section 12(a) hereof.

(b) Failure Payments. The Company understands that any Event of Failure (as defined above) could result in economic loss to the Holder. In the event that any Event of Failure occurs, as compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder the amount equal to eighteen percent (18%) per annum (“FAILURE PAYMENTS”) of the aggregate outstanding Stated Value of the Holder’s Series B Preferred Stock on such day (or the maximum rate allowed under applicable law, whichever is less) after the date of the Event of Failure until the Event of Failure is cured, accruing daily and compounded monthly. For purposes of clarification, it is agreed and understood that Failure Payments shall continue to accrue following any Event of Default until the applicable Default Amount is paid in full. Notwithstanding the above, in the event that the Company (i) has, by the Filing Deadline (as defined the Registration Rights Agreement) filed a Registration Statement (as defined in the Registration Rights Agreement) covering the number of shares required by the Registration Rights Agreement, and (ii) has responded in writing to any comments to the Registration Statement that the Company has received from the Commission, within seven (7) Business Days of such receipt, and nevertheless the Commission has not declared effective a Registration Statement covering the full number of Conversion Shares issuable upon exercise of the Preferred Stock by the Effectiveness Deadline (as defined in the Registration Rights Agreement) (items (i) and (ii) immediately above are collectively referred to herein as the “Good Faith Filing Requirements”) then, the Failure Payments attributable to such late Registration Effectiveness shall be reduced from 18% to 15% (calculated as set forth above).

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Failure Payments are in addition to Dividends, Default Interest or other Required Cash Payments and in addition to any Shares that the Holder is entitled to upon Conversion of the Holder’s Series B Preferred Stock.

(c) Payment of Accrued Failure Payments. The accrued Failure Payments for each Event of Failure shall be paid in cash on or before the fifth (5th) day of each month following a month in which Failure Payments accrued, PROVIDED that, at the option of the Holder (by written notice to the Company), if such payments are not paid within the time period specified, such payments shall be added to the outstanding Stated Value of the Holder’s Series B Preferred Stock, in which event interest shall accrue thereon in accordance with the terms of the Certificate of Designation and such additional Stated Value shall be convertible into Common Stock at the applicable Conversion Price in accordance with the terms of the Certificate of Designation. Nothing herein shall limit the Holder’s right to pursue actual damages (to the extent in excess of the Failure Payments) for the Company’s Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). Any shares of Common Stock issued upon Conversion of such amounts shall be Registrable Securities (as defined in the Registration Rights Agreement).

(d) Maximum Rate of Interest. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

(e) Liquidated Damages. The parties hereto acknowledge and agree that the sums payable as Failure Payments or pursuant to a Redemption shall give rise to liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

Section 12. Events of Default.

Each of the following events shall be considered to be an “EVENT OF DEFAULT”:

(a) Failure to Make Cash Payments. The Company fails to pay (each, a “PAYMENT FAILURE”) any cash payments due to the Holder under the terms of this Certificate of Designation when due under this Certificate of Designation, whether on an interest or dividend payment due date, upon mandatory prepayment, upon acceleration, upon an Event of Failure, or upon any Redemption or otherwise or fails to pay any liquidated damages that are due and owing under this Certificate of Designation, the Securities Purchase Agreement, a Warrant or any other Transaction Document when due, including but not limited to all accrued and unpaid Dividends, Late Fees, Failure Payments and accrued and unpaid Default Interest thereon (each cash payment referred to above is referred to as a “REQUIRED CASH PAYMENT”), and such failure continues for a period of five (5) days after the applicable due date with respect to Required Cash Payments in excess of $50,000 or continues for a period of twenty (20) days after the applicable due date with respect to Required Cash Payments that are $50,000 or less.

(b) Conversion and Delivery of the Shares. The Company (i) fails to issue and deliver shares of Common Stock to the Holder upon exercise by the Holder of the Conversion Rights of the Holder in accordance with the terms of this Certificate of Designation (for a period of at least sixty (60) days, if such failure is a Conversion Failure solely as a result of a shortage of authorized shares and the Company is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable or for a period of at least twenty (20) days if such failure is a Delivery Failure under Section 7(d)(iv) and is not as a result of a shortage of authorized shares), (ii) at any time, the Company announces or states in writing that it will not honor its obligations to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Certificate of Designation, (iii) fails for a period of twenty (20) days to transfer or cause its Transfer Agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued or issuable to the Holder upon Conversion of the Series B Preferred Stock as and when required by the terms of this Certificate of Designation or the Registration Rights Agreement, or (iv) fails for a period of twenty (20) days to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon Conversion of this Certificate of Designation as and when required by the Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement (or makes any announcement or written statement that it does not intend to honor the obligations described in this paragraph).

(c) Failure to Effect Registration. A Registration Default occurs, where “REGISTRATION DEFAULT” shall mean a Registration Failure (as defined below) that occurs and remains uncured for a period of more than ninety (90) days (or one hundred fifty (150) days in the case where the Good Faith Filing Requirements have been met and such Registration Failure relates solely to the Company’s failure to have the Registration Statement declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement).

For purposes hereof, “REGISTRATION FAILURE” means that (A) the Company fails to file with the Securities and Exchange Commission on or before the Filing Deadline the Registration Statement(s) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or (B) the Company fails to obtain effectiveness with the Securities and Exchange Commission, prior to the Registration Deadline (as defined in the Registration Rights Agreement), of the Registration Statement(s) (as defined in the Registration Rights Agreement) that are required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to keep such Registration Statements current and effective as required in Section 3 of the Registration Rights Agreement, or (C) the Company fails to file any amendment to the Registration Statement, or any additional Registration Statement required to be filed pursuant to Section 8(b) of the Registration Rights Agreement within twenty (20) days of the applicable Registration Trigger Date (as defined in the Registration Rights Agreement), or fails to cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the applicable Registration Trigger Date (as defined in the Registration Rights Agreement), or (iv) any Registration Statement required to be filed under the Registration Rights Agreement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) cannot otherwise be made thereunder (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company’s failure to file and obtain effectiveness with the SEC of an additional Registration Statement or amended Registration Statement required pursuant to Section 8 of the Registration Rights Agreement or otherwise). A Registration Default shall also be deemed to have occurred if, at any time, the Company fails to provide a commercially reasonable written response to any comments (“SEC COMMENTS”) to a Registration Statement submitted by the SEC within twenty (20) days of the date that such SEC comments are received by the Company (a “COMPANY SEC COMMENT RESPONSE FAILURE”).

(d) Breach of Covenants. The Company breaches any covenant or other term or condition of the Certificate of Designation, or any of the other Transaction

Documents in any respect, for which a default period is not already specified, and such breach, if subject to cure, continues for a period of twenty (20) days after written notice to the Company from the Holder.

(e) Breach of Representations and Warranties. Any representation or warranty of the Company made herein, in any of the Transaction Documents or in any agreement, statement or certificate given in writing pursuant hereto (including, without limitation, pursuant to the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants), shall be false or misleading in any material respect when made and the breach of which has a material adverse effect on the rights of the Holder with respect to this Certificate of Designation, the Securities Purchase Agreement, the Registration Rights Agreement or the Warrants.

(f) Receiver or Trustee. The Company or any Subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

(g) Judgments. Any money judgment, writ or similar process shall be entered or filed by a court against the Company or any Subsidiary of the Company or any of its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Required Holders, which consent will not be unreasonably withheld.

(h) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any “significant Subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Company.

(i) Delisting of Common Stock. A Delisting Event (as defined below) occurs and remains uncured for a period of thirty (30) days, where a “DELISTING EVENT” means delisting of the Common Stock from the Principal Market; failure to comply with the requirements for continued listing on the Principal Market or an Eligible Market for a period of seven (7) consecutive Trading Days; or notification from the Principal Market that the Company is not in compliance with the conditions for such continued listing on the Principal Market.

(j) Default With Respect to Other Holders’ Series B Preferred Stock or Warrants. An Event of Default has occurred and is continuing with respect to this Certificate of Designation with respect to any Series B Preferred Stock issued pursuant to the Securities Purchase Agreement and held by other holders or under any of the warrants issued to other holders pursuant to the other purchase agreements relating to the Series B Preferred Stock.

(k) Failure to Authorize and Reserve Common Stock. A Share Authorization Failure (as defined below) occurs and remains uncured for a period of sixty (60) days, where a “SHARE AUTHORIZATION FAILURE” means that the Company shall fail to authorize and reserve, and maintain authorized and reserved, shares of Common Stock as required under Section 7(c) hereof.

(l) Stop Trade. A Stop Trade Default occurs, where a “STOP TRADE DEFAULT” means a Stop Trade Failure (as defined below) that occurs and remains uncured for a period of thirty (30) days, where a “STOP TRADE FAILURE” means an SEC or judicial stop trade order or Principal Market trading suspension with respect to Common Stock. A “STOP TRADE DEFAULT” shall immediately occur in the event of a Stop Trade Failure, where a contributing cause to such trade stoppage is a failure by the Company to make any required filings within the time required by the applicable laws or regulations (a “COMPANY FILING FAILURE”).

(m) Reverse Splits. The Company effectuates a reverse split of its Common Stock without the prior written consent of the Required Holders.

(n) Cross Default. An Event of Default (as defined herein and in each of the Holder’s Warrants, respectively) in any other preferred stock, debenture or Warrant issued by the Company to the Holder pursuant to the Securities Purchase Agreement or any other agreement between the parties currently existing or in the future shall constitute an Event of Default hereunder. In addition, a Cross Default (as defined below) that occurs and remains uncured for a period of twenty (20) days shall constitute an Event of Default, where a “CROSS DEFAULT” means a breach or default by the Company of a material term, covenant, warranty or undertaking of any of the Transaction Documents (as that term is defined in the Securities Purchase Agreement) or other agreement to which the Company and Holder are parties, including but not limited to the Certificate of Designation, the Warrants issued pursuant to the Securities Purchase Agreement and the Warrants issued pursuant to other securities purchase agreements related to the sale of Series B Preferred Stock , or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

(o) Failure to Make Timely 1934 Act Filings. An SEC Filing Failure (as defined below) occurs and remains uncured for a period of thirty (30) days, where an “SEC FILING FAILURE” means that the Company shall fail to make timely filings of all reports required to be filed with the SEC pursuant to the Securities Act of 1934 (the “1934 Act”) in order to maintain the Company’s eligibility to file shelf registration statements on Form S-3, or the Company shall cease to be a “Reporting Issuer” under the 1934 Act.

(p) Legend Removal Failure. A Legend Removal Failure (as defined below) occurs and remains uncured for a period of twenty (20) days, where “LEGEND REMOVAL FAILURE” means a failure by the Company to issue Conversion Shares or Payment Shares without restrictive legends or to remove restrictive legends from Conversion Shares or Payment Shares when so required, in each case pursuant to Section 7(e) hereof or otherwise pursuant to the Transaction Documents.

(q) Corporate Existence; Major Transaction. The Company has effected a Major Transaction without paying the Major Transaction Redemption Price to the Holder pursuant to Section 8(a)(iii) or, if the Holder did not elect a Redemption Upon Major Transaction, the Company has failed to meet the Assumption Requirements of Section 8(a)(ii) prior to effecting a Major Transaction.

(r) Breach of Capital Raising Limitations, Limited Issuances or Rights of Participation. A breach of any of Section 4(e)(i – v) of the Securities Purchase Agreement occurs.

(s) (i) the indictment or conviction of any of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) or any of the directors of the Company of a violation of federal or state securities laws or (ii) except for the items set forth on SCHEDULES 3(I)(A) and (B) of the Securities Purchase Agreement, the settlement in an amount over $100,000 by any such officer or director of an action relating to such officer’s violation of federal or state securities laws, breach of fiduciary duties or self-dealing.

(t) any default under, redemption of or acceleration prior to maturity of any Indebtedness in excess of $100,000, in the aggregate, of the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement) or the redemption, repurchase or other acquisition of Common Stock or Common Stock Equivalents after the date hereof in an amount or in a manner that is not permitted under the Transaction Documents;

(u) any breach or failure in any respect to comply with any of the Potential Partner Conditions, where “POTENTIAL PARTNER CONDITIONS” means at any time while any of the Series B Preferred Stock remain outstanding, there shall be no disclosure that any executive officer of such Person has (i) exhibited dishonesty in the performance of his or her duties, which is materially and demonstrably injurious to the Company; or (ii) been convicted of (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, in each case, which is materially and demonstrably injurious to the Company.

Section 13. Mandatory Redemption; Posting of Bond.

(a) Mandatory Redemption. If any Events of Default shall occur then, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holders (the “DEFAULT NOTICE”), the Series B Preferred Stock shall become immediately due and payable and the Company shall pay to the Holder (a “MANDATORY REDEMPTION”), an amount equal to the greater of (i) and (ii) immediately below, referred to herein as the “DEFAULT AMOUNT” or the “MANDATORY REDEMPTION AMOUNT”):

(i) The Mandatory Redemption Premium (as defined below), multiplied by the SUM of

(x) the aggregate Stated Value of the Holder’s outstanding Series B Preferred Stock, PLUS

(y) all accrued and unpaid Dividends thereon for the period beginning on the Issue Date and ending on the date of payment of the Default Amount (the “DEFAULT PAYMENT DATE”), PLUS

(z) accrued and unpaid Failure Payments, Default Interest and other Required Cash Payments, if any

(the aggregate Stated Value of the Holder’s then outstanding Series B Preferred Stock to the date of payment PLUS the amounts referred to in clauses (y) and (z) shall collectively be known as the “DEFAULT SUM”),

or

(ii) the Conversion Value of the Default Sum to be prepaid, where “CONVERSION VALUE” means

(a) the number of shares of Common Stock that would be issuable upon conversion of such Default Sum in accordance with Section 7 (without giving any effect to any limitation on Conversion of the Series B Preferred Stock contained herein, including but not limited to the Beneficial Ownership Limitation) on the date that the Holder delivers a Default Notice to the Company or the date that the Company pays the Default Amount, whichever yields the greatest number of shares (the “DEFAULT NOTICE DATE”) calculated as follows: the Default Sum divided by the lesser of (1) the Default Reset Price (as defined below) in effect on the Default Notice Date or (2) the Default Reset Price in effect on the date that the Company pays the Default Amount.

MULTIPLIED BY

(b) the greater of (i) the Closing Price (as defined herein) for the Common Stock on the Default Notice Date or (ii) the Closing Price on the date that the Company pays the Default Amount.

For purposes hereof, the “MANDATORY REDEMPTION PREMIUM” shall equal 125% with respect to Mandatory Redemptions where the Default Notice was delivered on or prior to the one-year anniversary of the Closing Date (as defined in the

Securities Purchase Agreement) and shall mean 115% with respect to Mandatory Redemptions where the Default Notice was delivered after the one-year anniversary of the Closing Date.

After an Event of Default occurs, the Conversion Price shall be permanently decreased (but not increased) on the first Trading Day of each calendar month thereafter (each a “DEFAULT ADJUSTMENT DATE”) until the Default Amount is paid in full, to a price (the “DEFAULT RESET PRICE”) equal to the lesser of (i) the Conversion Price then in effect, or (ii) the lowest Market Price that has occurred on any Default Adjustment Date since the date that the Event of Default began. Notwithstanding the occurrence of an Event of Default, Failure Payments and any other Required Cash Payments shall continue to accrue. Five Business Days after the Company’s receipt of the Holder’s Default Notice, the Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Company fails to pay the Default Amount within five (5) Business Days of written notice that such amount is due and payable (the “DEFAULT AMOUNT DUE DATE”), then interest shall accrue thereon at a rate of eighteen percent (18%) per annum, compounded monthly (or the maximum amount allowed by applicable law, whichever is less), and the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice (“DEFAULT CONVERSION NOTICE”) (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue, in lieu of all or any specified portion (the “SPECIFIED PORTION”) of the unpaid portion (the “UNPAID PORTION”) of the Default Amount, a number of shares (the “DEFAULT SHARES”) of Common Stock, subject to the Beneficial Ownership Limitation, equal to the Specified Portion of the Default Amount divided by the Default Adjustment Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses. The Default shares are due within five (5) Business Days of the date that the Holder delivers a Default Conversion Notice to the Company (the “DEFAULT SHARE DELIVERY DEADLINE”).

To the extent redemptions required by this Section 13 are deemed or determined by a court of competent jurisdiction to be prepayments of the Series B Preferred Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Series B Preferred Stock submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the Stated Value of the Series B Preferred Stock submitted for redemption by such Holder relative to the total Stated Value of Series B Preferred Stock submitted for redemption by all Holders.

The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the Beneficial Ownership Limitation then in effect to be exceeded. If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in the a violation of the Beneficial Ownership Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the Maximum Percentage, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

(b) Posting of Bond. In the event that any Event of Default occurs hereunder or any Event of Default occurs under any of the Transaction Documents (as defined in the Securities Purchase Agreement), then the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “SURETY BOND”) for the benefit of such Holder in an amount equal to the aggregate Surety Bond Value (as defined below) of all of the Holder’s Series B Preferred Stock and Warrants (the “BOND AMOUNT”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

For purposes hereof, a “LAWSUIT” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of the Transaction Documents (as defined in the Securities Purchase Agreement).

“SERIES B PREFERRED STOCK MARKET VALUE” shall mean the aggregate Stated Value of the Holder’s outstanding Series B Preferred Stock, plus any accrued and unpaid Dividends, Default Interest, Failure Payments and other Required Cash Payments, divided by the lowest Conversion Price in effect at any time during the period between the applicable Event of Default and the filing of the Surety Bond required by this subsection (the “SURETY BOND PRICING PERIOD”), all multiplied by the highest Closing Price during the Surety Bond Pricing Period.

“SURETY BOND VALUE,” for the Holder’s Series B Preferred Stock, shall mean 130% of the highest Series B Preferred Stock Market Value (as defined above) of the Holder’s Series B Preferred Stock and for each Warrant, shall mean 130% of the highest Black Scholes value (as defined in Section 10(b) of the Warrants) of each of the Holder’s Warrants (where, in each case, such highest market value represents the highest value determined during the period from the date of the subject Event of Default through the Trading Day preceding the date that such Surety Bond goes into effect).

(c) Injunction and Posting of Bond. In the event that the Event of Default referred to in subsection 13(b) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Series B Preferred Stock Conversion, Warrant Exercise, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Conversion of all or part of said Series B Preferred Stock shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount (as described above), which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

(d) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Series B Preferred Stock for redemption or repayment as a result of an event or occurrence of an Event of Default or a Major Transaction (each, an “OTHER REDEMPTION NOTICE”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Series B Preferred Stock (including the Holder) based on the Stated Value of the Series B Preferred Stock submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

Section 14. Redemption at Company’s Option Upon Conversion Price Adjustment; Automatic Redemption.

(a) Redemption at Company’s Option Upon Conversion Price Adjustment. If the Conversion Price is adjusted downward to a price less than $4.00 at any time pursuant to Section 8(e) hereof due to a Dilutive Issuance by the Company or due to the Company failing to meet one or more of the Milestones on any Milestone Date (each, a “PRICE ADJUSTMENT REDEMPTION TRIGGERING EVENT”), then the Company, at its option, anytime during the twenty (20) calendar day period after the Price Adjustment Redemption Triggering Event, may provide to the Holders a twenty (20) Trading Day advance notice (an “PRICE ADJUSTMENT COMPANY REDEMPTION NOTICE”) stating that the Company has elected to Redeem (a “PRICE ADJUSTMENT REDEMPTION”) all or any portion of the outstanding Series B Preferred Stock on the date that is twenty (20) Trading Days after the date of such notice (the “TARGET PRICE ADJUSTMENT REDEMPTION DATE”), and certifying that the Company has set aside available cash in the amount of the aggregate projected Price Adjustment Redemption Price (as defined below) for use in effecting the Redemption.

A Price Adjustment Redemption shall be at a redemption price, in cash (the “PRICE ADJUSTMENT REDEMPTION PRICE”), equal to the Stated Value of the

Holder’s outstanding Preferred Stock being Redeemed, plus all accrued and unpaid Dividends, Failure Payments, Default Interest and other Required Cash Payments (the “PRICE ADJUSTMENT REDEMPTION PRICE”). The Price Adjustment Redemption Price shall be applied first to accrued and unpaid Dividends, Failure Payments and other Required Cash Payments, and then to the Stated Value of the Preferred Stock. The Price Adjustment Redemption Amount shall be due and payable within five (5) Business Days of the Target Price Adjustment Redemption Date.

The Holder, at its option, may continue to convert all or any portion of its Series B Preferred Stock (including but not limited to the portion that is the subject of the Price Adjustment Redemption) in accordance with the terms hereof after the receipt of a Price Adjustment Company Redemption Notice until the Holder receives payment of the Price Adjustment Redemption Price, and the amount of the Series B Preferred Stock to be redeemed shall not exceed the amount which remains outstanding as of the date of Payment of the Company Redemption Amount. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any share(s) of Preferred Stock converted during the period from the date of the Price Adjustment Company Redemption Notice until the date the Price Adjustment Redemption Amount is paid in full, shall be considered to have been one of the Preferred Shares that was subject to such Redemption, and the number of shares of Preferred Stock converted during such period shall be deducted from the number of Preferred Shares that are subject to such Company Redemption.

A Price Adjustment Redemption of the Series B Preferred Stock shall not have any effect on the Holder’s Warrants, or on the Exercise Price of the Holder’s Warrants (as such price may have been, or may in the future be, adjusted pursuant to its terms by virtue of Milestone Events, Dilutive Issuances, or other events. Notwithstanding any Price Adjustment Redemption of the Series B Preferred Stock, the Holder shall retain all of the outstanding Warrants which it received upon Closing.

(b) Automatic Redemption at End of Term. Any Series B Preferred Stock that has not been redeemed or submitted for Conversion into Common Stock and has not been subjected to a Default Notice by midnight, New York City time, on the date that is three (3) years after the date hereof (the “AUTOMATIC REDEMPTION DATE”), shall be automatically redeemed (“AUTOMATIC REDEMPTION”) for a redemption price, in cash, equal to the outstanding Stated Value of Holder’s outstanding Series B Preferred Stock, plus all accrued and unpaid Dividends, Default Interest, Failure Payments and other Required Cash Payments (the “AUTOMATIC REDEMPTION AMOUNT”). The Automatic Redemption Amount shall be due and payable within 5 Trading Days of the Automatic Redemption Date.

Section 15. Holder’s Redemptions.

(a) Mechanics of Holder’s Redemptions. In the event that the Holder has sent a Default Notice or a Major Transaction Redemption Notice to the Company pursuant to Section 8(a) or a Default Notice pursuant to Section 13(a), respectively (each, a “Redemption Notice”), the Holder shall promptly submit Preferred Stock Certificates to the Company. If the Holder has submitted a Major Transaction Redemption Notice in accordance with Section 8(a)(iii), the Company shall deliver the applicable Major Transaction Redemption Price to the Holder concurrently with the consummation of such Major Transaction if such notice is received prior to the consummation of such Major Transaction and within five (5) Business Days after the Company’s receipt of such notice otherwise. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of the Holder’s Series B Preferred Stock representing Redemption Stated Value (and any Supplemental Amounts) that were submitted for redemption and for which the applicable Major Transaction Redemption Price (together with any late charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Redemption Stated Value, (y) the Company shall immediately return the applicable Preferred Stock Certificates, or issue new Preferred Stock Certificates to the Holder representing the sum of such Redemption Stated Value to be redeemed together with all Supplemental Amounts with respect to such Redemption Stated Value and (z) the Conversion Price of the Series B Preferred Stock or such new Series B Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Price during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Supplemental Amounts which have accrued prior to the date of such notice with respect to the Redemption Stated Value subject to such notice.

(ii) Warrants Detachable. The Warrants constitute a separate, detachable security from the Series B Preferred Stock . In the event of any redemption of the Series B Preferred Stock , in whole or in part, by the Company, the Holder shall retain any of its Warrants that have not been exercised or redeemed in accordance with their terms.

Section 16. Protective Provision. So long as shares of Series B Preferred Stock are outstanding, the Company shall not without first obtaining the written consent of the Holder, alter or change the rights, preferences or privileges of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock.

So long as shares of Series B Preferred Stock are outstanding, the Company shall not without first obtaining the written consent of the Required Holders:

(a) create any new class or series of stock having a preference over or except with respect to Preferred Stock Lock-Up Exceptions, on parity with, the Series B Preferred Stock with respect to Distributions (as defined in Section 7 above) or increase the size of the authorized number of Series B Preferred;

(b) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders of Series B Preferred Stock; or

(c) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

Section 17. Status of Converted or Redeemed Stock. In the event any shares of Series B Preferred Stock shall be converted or redeemed pursuant to the terms hereof, the shares so converted or redeemed shall (upon conversion, or upon payment by the Company of the applicable Redemption Price, as applicable) be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series B Preferred Stock.

Section 18. Miscellaneous.

(a) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b) Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company; and the address of the Company shall be Avicena Group, Inc., 228 Hamilton Avenue; 3rd floor; Palo Alto, CA 94301; Phone: 415-397-2880, Fax: 415-397-2898.Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to the Certificate of Designation, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Major Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designation, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Dividend Payment Date which is not the date on which the Holder’s Series B Preferred Stock is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Dividends due on such date.

(d) Amendments. Except as otherwise expressly provided herein, the Series B Preferred Stock and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. The term “PREFERRED STOCK CERTIFICATES” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(e) Assignability. This Certificate of Designation shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

(f) Payment of Collection, Enforcement and Other Costs. If (i) the Holder is required to bring any legal proceeding to enforce the terms of this Certificate of Designation or the Holder otherwise takes action to collect amounts due under this Certificate of Designation or to enforce the provisions of this Certificate of Designation or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Certificate of Designation, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(g) Governing Law; Equitable Relief. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation or the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(h) Certain Amounts. Whenever pursuant to this Certificate of Designation the Company is required to pay an amount in excess of the Stated Value of the outstanding Series B Preferred Stock (or the portion thereof required to be paid at that time) plus accrued and unpaid Dividends, Default Interest, plus Failure Payments on such amounts, plus any other Required Cash Payments, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Certificate of Designation may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert the Holder’s Series B Preferred Stock and to earn a return from the sale of shares of Common Stock acquired upon Conversion of the Series B Preferred Stock at a price in excess of the price paid for such Shares pursuant to this Certificate of Designation. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert the Series B Preferred Stock into shares of Common Stock.

(i) Allocations of Reserved Amount. The Reserved Amount shall be allocated pro rata among the holders of Series B Preferred Stock based on the original Stated Value of Series B Preferred Stock issued to the Holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Series B Preferred Stock based on the aggregate number of Shares into which all of the Holder’s outstanding Certificate of Designation would be convertible and into which all of

Holder’s outstanding Warrants would be exercisable at the time of the increase (collectively, the “FULLY DILUTED HOLDINGS”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Certificate of Designation, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount which remains allocated to any Person or entity which does not hold any Series B Preferred Stock shall be allocated to the remaining Holders of Series B Preferred Stock , pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

(j) Rule 144 Hold Period. For purposes of Rule 144, it is intended, understood and acknowledged that the Common Stock issuable upon Conversion of the Series B Preferred Stock shall be deemed to have been acquired at the time the Series B Preferred Stock was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Conversion of the Series B Preferred Stock shall be deemed to have commenced on the date the Series B Preferred Stock was issued.

(k) Purchase Agreement. By its acceptance of the Series B Preferred Stock, the Holder agrees to be bound by the applicable terms of the Securities Purchase Agreement.

(l) Notice of Corporate Events. Except as otherwise provided in this Certificate of Designation, the Holder of the Series B Preferred Stock shall have no rights as a Holder of Common Stock unless and only to the extent that it converts its Series B Preferred Stock into Common Stock. The Company shall provide the Holder with prior notification of any meeting of the Company’s stockholders (and copies of proxy materials and other information sent to stockholders). In the event the Company takes a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Company shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 17(k).

(m) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designation will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Certificate of Designation or the other Transaction Documents, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Certificate of Designation and the other Transaction Documents and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Company has caused the Certificate of Designation to be signed in its name by its duly authorized officer this 30th day of March, 2007.

COMPANY:
AVICENA GROUP, INC.

By:	/s/ Michael J. Sullivan
Print Name:	Michael J. Sullivan
Title:	VP of Finance & Acting CFO

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Series B Preferred Stock)

The undersigned hereby irrevocably elects to convert              shares of Series B Preferred Stock, represented by stock certificate No(s).                  (the “Preferred Stock Certificates”), plus:

- $             in accrued and unpaid Dividend Payments,

- $             in accrued and unpaid Default Interest,

- $             in accrued and unpaid Failure Payments, plus

- $             in other Required Cash Payments (specify):

                                                                                                                                                                                            , into shares of common stock par value $0.001 per share (“COMMON STOCK”), of AVICENA GROUP, INC. (the “COMPANY”), according to the conditions contained in the Certificate of Designation of Series B Preferred Stock, as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. By submitting this Notice of Conversion, the Holder certifies that the issuance of the number of shares of Common Stock requested hereby will not result in a violation of the Beneficial Ownership Limitation.

The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC TRANSFER”).

Name of DTC Prime Broker:

Account Number:

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:

Address:

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon Conversion of the Series B Preferred

Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “ACT”), or pursuant to an exemption from registration under the Act.

(i) Date of Conversion:

Applicable Conversion Price:

Number of Shares of Common

Stock to be Issued Pursuant to (i):

Conversion of the Series B Preferred Stock:

(ii) Conversion of accrued and unpaid Dividend Payments, in accrued and unpaid Default Interest, Failure Payments, and/or other Required Cash Payments:                                                                                                                                                        .

Signature:

Name:

Address:

The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent, if such delivery is required under the terms of the Certificate of Designation. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than two Business Days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Designation for the number of Business Days such issuance and delivery is late.

SCHEDULE 8(e)(iii)

MILESTONE GOALS

Milestone Date	Revenue Milestone Goals
June 30, 2008

1)      Start enrollment and initiate dosing for a Phase III Huntington’s Disease clinical trial and experience no negative results.

2)      Enroll 1000 patients and initiate dosing for a Phase III Parkinson’s Disease clinical trial and experience no negative results.

3)      Complete dose escalation study of ALS with positive results.

4)      Achieve positive Phase I results for Creatine Transporter Defect.

5)      Achieve positive results in a chronic toxicology study for PD-02 and HD-02.

6)      Start up production of Nurigene as well as develop and initiate marketing campaign.

7)      Sign a nationally recognized (as verified by a third party expert acceptable to the Lead Investor) skin care ingredient manufacturer, for the United States market.

8)      Achieve minimum revenues for the trailing 4 quarters of $2,000,000

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